EXHIBIT 3.47(b)
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
ADAMAR OF NEW JERSEY, INC.
(STAMP)
          In connection with the amendment of its Certificate of Incorporation pursuant to N.J.S.A. 14A: 9-2(4) and in accordance with N.J.S.A. 14A: 9-4, the undersigned corporation hereby certifies as follows:
          FIRST: The name of the corporation is ADAMAR OF NEW JERSEY, INC. (the “Corporation”).
          SECOND: The Certificate of Incorporation of the Corporation is hereby amended by adding thereto an Article Seventh, the provisions of which are set forth below in their entirety as adopted:
“SEVENTH: A. ___ No sale, assignment, transfer, pledge or other disposition (each a “Transfer”) of any securities, shares or any other interest in the Corporation (collectively, the “Securities”) shall be effective unless and until such Transfer has received the prior approval of the New Jersey Casino Control Commission (the “Commission”). In the event that the Commission disapproves of a certain Transfer of Securities in accordance with the provisions of the Act, the Corporation shall have the absolute right to repurchase such Securities at the lesser of the market price or the purchase price.
     B. A statement of the restrictions on the transferability of the Securities and the related right of repurchase by the Corporation shall be placed on both sides of all certificates representing the Securities.”
          THIRD: The aforesaid amendment of the Certificate of Incorporation of the Corporation was adopted by the shareholders of the Corporation on November 2, 1988.
          FOURTH: At the time of such adoption, there were 100 shares outstanding and entitled to vote thereon.
          FIFTH: The number of shares voted for said amendment was 100, and the number of shares voted against said amendment was 0.
          IN WITNESS WHEREOF, the undersigned Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be executed by its duly authorized officers this 14th day of November  , 1988.

ATTEST:	ADAMAR OF NEW JERSEY, INC.

/s/ John G. Drumm	By:	/s/ Paul E. Rubeli

JOHN G. DRUMM,		PAUL E. RUBELI,
Secretary		Vice President